EXHIBIT 99.1

Yum! Brands Inc. to Host Annual Conference for Investors and Analysts

    LOUISVILLE, Ky.--(BUSINESS WIRE)--Dec. 2, 2004--Yum! Brands Inc.
(NYSE:YUM)

    Additionally, the company -

    -- Confirms 14% growth in 2004 earnings per share (EPS) before special items of $2.35; reported EPS of $2.38.

    -- Expects at least 10% growth in 2005 EPS before special items to at least $2.59.

    -- Reports Period 12 estimated international system sales increased 12% in U.S. dollars or 8% prior to conversion to U.S. dollars.

    -- Reports Period 12 estimated U.S. blended same-store sales at company restaurants increased +1% versus last year (Taco Bell, +5%; Pizza Hut, +3%; KFC, -7%).

    Yum! Brands Inc. will host an Annual Conference for Investors and Analysts Tuesday, December 7, 2004, in New York. (See additional details about the conference at the end of this release.) The company will present comprehensive updates on its business strategies and discuss its financial growth outlook for the next three years.
    "The theme of our meeting is to continue to demonstrate that Yum! Brands is not your ordinary restaurant company. Importantly, we look forward to sharing the significant progress we have made executing each of our three key strategies: running great restaurants, continuing profitable international growth and multibranding great brands. Given the dramatic growth and absolute profit level we have achieved in China, we will also provide for the first time total China business and unit-level economics. Investors will see the excellent progress we are making in executing our strategy in China to build dominant brands in every significant restaurant category.
    "Over the long term, we are confident we can continue to grow EPS at least 10% each year by executing our unique strategies and maintaining our financial focus and discipline. For 2004, we expect to grow EPS 14%. While the fourth quarter is very challenging, our EPS expectation remains $0.72 per share since we have achieved higher-than-expected international sales growth to balance lower-than-expected U.S. sales. U.S. food costs are surprisingly higher than anticipated, primarily produce and cheese. Due to favorable international tax planning, our fourth-quarter tax rate will be better than expected, which is about 3 percentage points below last year," said David Novak, Chairman and Chief Executive Officer.

    Full-Year 2004 Forecast

    For full-year 2004, the company confirms earnings expectations of 14% growth in earnings per share or $2.35 before special items and reported EPS of $2.38.

    Full-Year 2005 Forecast

    For 2005, the company expects at least 10% EPS growth before special items or at least $2.59 per share.
    Please note: Beginning with Period 1, 2005, results of the company's China Division, which includes People's Republic of China, Thailand and KFC Taiwan, will be reported separately from the international business results. The international business, excluding the China Division, will be reported as International Division.
    For 2005, the company will report fiscal-year results based on 53 weeks versus a normal 52-week year. This additional week normally occurs every five years. The company expects:

    -- EPS of at least $2.59 or at least 10% growth in EPS before special items, inclusive of the 53rd week. The impact of the 53rd week adds a potential incremental benefit of $0.04 EPS for the year. However, the company plans to spend back against this once-every-five-year benefit with specific one-time strategic actions. These are one-time investments relating to asset actions and refranchising KFC U.S. restaurants.

    -- Worldwide system-sales growth of +5% to +6%, which includes about 1 percentage-point benefit from the 53rd week; International Division system-sales growth of at least +5% (local currency basis); China Division system-sales growth of at least +22%, and U.S. system-sales growth of +3% to +4%.

    -- Worldwide revenue growth of +5% to +6%, which includes about 1 percentage-point benefit from the 53rd week: China Division, +20%, and U.S., +3% to +4%. International Division revenue is expected to increase +5% to +6% prior to the impact of refranchising the Puerto Rico market. The impact of refranchising the Puerto Rico market this past October will result in a decline in reported revenue of about (1)%.

    -- U.S. blended same-store-sales growth at company restaurants in a range of +1% to +2%.

    --  Over 1,450 new system restaurants to be opened worldwide:

        --  At least 725 new International Division restaurants

        --  At least 375 new China Division restaurants

        --  At least 350 new U.S. restaurants

    --  International Division net-restaurant expansion to be at least
        +3%.

    --  The U.S. restaurant base to be even with 2004.

    --  Five hundred fifty (550) multibrand restaurant additions
        (gross) for the U.S. system, including conversions of existing restaurants, rebuilds, and new builds.

    -- Continued growth in franchise fees of +6% to +7% resulting from worldwide restaurant expansion and same-store-sales growth, which includes about 1 percentage-point benefit from the 53rd week. The growth in franchise fees includes the benefit of +1 percentage point from refranchising the Puerto Rico market in 2004. Refranchising during 2005, as it occurs, will add further growth. Historically, worldwide franchise fees have grown +8% per year on average since 1998 as a result of worldwide restaurant expansion, same-store-sales growth, and the impact of refranchising.

    -- Worldwide restaurant margin slightly favorable versus 2004. International Division margin is expected to increase slightly versus 2004; China Division margin is expected to be even versus 2004, and U.S. margin is expected to increase slightly.

    -- General and administrative costs (G&A) will increase versus 2004 by approximately +2% to +3% including the impact from the 53rd week and increased China spending to support brand expansion. Franchise and license expense will increase $5 to $6 million.

    --  Interest expense will increase slightly from 2004.

    -- Facility actions to include $60 to $65 million of closure and impairment charges, an increase of $20 million versus 2004. Refranchising gains are expected to be about even with the 2004 full-year forecast of about $10 million.

    -- For planning purposes, we are currently assuming no impact from foreign currency conversion on operating profit for the full year, as foreign currency exchange rates are volatile. As always, we will update you each quarter relative to the impact of foreign currency conversion. The Chinese renminbi, British pound sterling, Australian dollar, Korean won, Japanese yen, Canadian dollar, Mexican peso and European euro are important currencies in the company's international business.

    --  Effective tax rate of 28% to 30%.

    -- Average shares outstanding to be in a range of 295 to 300 million shares, less than the expected average 305 million shares in 2004.

    --  Return on invested capital to remain at about 18%.

    -- Capital expenditures, including franchise restaurant acquisitions, to be about $780 million, which is about even with the level expected for 2004. Pretax refranchising and surplus PP&E proceeds are expected to increase to $180 million resulting in net capital spending of $600 million being invested in the business.

    -- Note: The 53rd week primarily benefits the U.S. business. The China market is a monthly reporting business with no 53rd week impact. Many International Division markets are also monthly reporting businesses, with no 53rd week benefit. Additionally, in the U.S., the timing of the KFC business closing will be accelerated by one week in December 2005, eliminating any 53rd week benefit for this business. This will align all three major U.S. brands' fiscal closings.

    During 2005, the company will provide additional annual guidance for these preceding items only when there is a material change to the full-year expectations previously noted. Otherwise these expectations for full-year 2005 will remain in effect.

    2005 First-Quarter Forecast

    For the first quarter 2005, the company is expecting EPS of at least $0.49 or at least 6% growth versus first-quarter 2004. No special items affecting reported EPS are currently expected for the first quarter. Higher commodity costs are expected to impact first-quarter growth, and the effect of higher commodity costs is expected to moderate after that point in time. In the 2004 fourth-quarter earnings release scheduled for February 1, 2005, we will provide updates on the 2005 first quarter and subsequent quarters.

    Period 12 Sales

    Period 12 estimated International system sales increased 8% prior to foreign currency conversion or 12% after conversion to U.S.
dollars. Estimated U.S. blended same-store sales at company restaurants were +1% versus last year for the comparable four-week period ended November 27, 2004 (Period 12).


International System-Sales Growth (Estimated)

                              Current Year         Prior Year
            Current Year      Local                Local
            Reported (U.S.$)  Currency Basis       Currency Basis
            ---------------- ------------------   --------------------
Period 12         +12%              +8%                   +10%
Q4 to Date        +13%              +9%                   +9%
            -----------------------------------   --------------------


U.S. Company Same-Store Sales Growth (Estimated)

                   Period 12    Prior Year    Q4 to Date   Prior Year
                 ------------- ------------  ------------ ------------
U.S. BLENDED          +1%          +2%           +2%          +1%
Taco Bell             +5%          +3%           +4%          +3%
Pizza Hut             +3%          +1%           +5%         (1)%
KFC                  (7)%          +1%          (4)%         Even
                 --------------------------  -------------------------

    Sales results for Period 13 (the four-week period ending December 25, 2004), will be released January 4, 2005, before market hours.

    Notes and Definitions for Terms Used in This Document

    U.S. same-store sales include only company restaurants that have been open one year or more. U.S. blended same-store sales include KFC, Pizza Hut, and Taco Bell company-owned restaurants only. U.S. same-store sales for Long John Silver's and A&W Restaurants are not included. U.S. systemwide same-store-sales results, which include the performance of U.S. franchise restaurants, are reported quarterly within the company's earnings release and include only KFC, Pizza Hut and Taco Bell Restaurants.
    System Restaurants include unconsolidated affiliates (joint ventures), company-owned and franchise restaurants but exclude license restaurants.
    System-Sales Growth includes the results of all restaurants regardless of ownership including unconsolidated affiliates, company-owned, franchise and license restaurants. Sales of unconsolidated affiliates (joint ventures), franchise and license restaurants generate franchise and license fees for the company (typically at a rate of 4% to 6% of sales). Unconsolidated affiliates (joint ventures), franchise and license restaurant sales are not included in company sales we present on the Condensed Consolidated Statements of Income; however, the franchise fees are included in the company's revenues.
    International business reporting and timing: The international business period close is one period prior to the company's period-end date to facilitate consolidated reporting. Please refer to the reporting calendar posted on Yum! Brands' Web site at the following
URL:
http://investors.yum.com/ireye/ir_site.zhtml?ticker=YUM&script=1000.
Please note that the China business reports on a 12-month basis. Monthly results for January 2005 will be included in the company's Period 2, 2005, sales release. First-quarter 2005 results would include only the months of January and February for the China Division.

    New York Investor and Analyst Conference Details

    The Annual Conference for Investors and Analysts will be held from approximately 8:30 a.m. to 12:30 p.m. Eastern Standard Time (EST) at The St. Regis Hotel in New York City. To attend, participants must be preregistered by Friday, December 3.
    If you have questions, please call 888/298-6986. The Yum! Brands Investor Relations team will be happy to help you.

    2005-Forecast Charts and Graphs Posted on Web Site

    Forecast charts and graphs supporting the 2005 detailed guidance conveyed in this release can be accessed on the company's Web site, www.yum.com/investors, by 5:00 p.m. EST, Friday, December 3, 2004.

    Conference Webcast Information

    Yum! Brands will webcast the company's Annual Conference for Investors and Analysts, beginning at 8:30 a.m. EST, Tuesday, December 7, 2004. Interested parties can access the webcast by logging on to www.yum.com and clicking on the link provided.

    Conference Presentation Available

    A copy of the presentations from the Annual Conference for Investors and Analysts will be available on the company's Web site, www.yum.com/investors, after 8:30 a.m. EST, Tuesday, December 7, 2004.
    This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, project, anticipate, believe, plan and other similar terminology. These "forward-looking" statements reflect management's current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Factors that can cause actual results to differ materially include changes in global and local business, economic and political conditions in the countries and territories where Yum! Brands operates, including the effects of war and terrorist activities; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences, spending patterns and demographic trends; the impact that any widespread illness or general health concern may have on our business and the economy of the countries in which we operate; the effectiveness of our operating initiatives and advertising and promotional efforts; new-product and concept development by Yum! Brands and other food-industry competitors; the success of our refranchising strategy; the ongoing business viability of our franchise and license operators; our ability to secure alternative distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; publicity that may impact our business and/or industry; severe weather conditions; effects and outcomes of legal claims involving the company; changes in effective tax rates; our actuarially determined casualty loss estimates; changes in legislation and governmental regulations; and changes in accounting policies and practices. Further information about factors that could affect Yum! Brands' financial and other results are included in the company's Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.
    Yum! Brands Inc., based in Louisville, Kentucky, is the world's largest restaurant company in terms of system restaurants with more than 33,000 restaurants in more than 100 countries and territories. Four of the company's restaurant brands -- KFC, Pizza Hut, Taco Bell and Long John Silver's -- are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories respectively. Yum! Brands is the worldwide leader in multibranding, which offers consumers more choice and convenience at one restaurant location from a combination of KFC, Taco Bell, Pizza Hut, A&W or Long John Silver's brands. The company and its franchisees today operate over 2,600 multibrand restaurants. Outside the United States in 2003, the Yum! Brands' system opened about three new restaurants each day of the year, making it one of the fastest growing retailers in the world. In 2002, the company changed its name to Yum! Brands Inc. from Tricon Global Restaurants Inc. to reflect its expanding portfolio of brands and its ticker symbol on the New York Stock Exchange. For the past two years, the company has been recognized in Fortune Magazine's top 50 "Best Companies for Minorities," claiming the number-one spot for "managerial diversity."

    CONTACT: Yum! Brands Inc., Louisville
             Investors/Analysts:
             Tim Jerzyk, VP Investor Relations, 888-298-6986 or
             Individual Shareholders:
             Quan Nghe, Director Investor Relations, 888-298-6986 or
             Media:
             Amy Sherwood, VP Public Relations, 502-874-8200